UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 31, 2022
Date of Report (Date of earliest event reported)

NATURAL HEALTH TRENDS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36849	59-2705336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Units 1205-07, 12F, Mira Place Tower A, 132 Nathan Road, Tsimshatsui, Kowloon, Hong Kong
(Address of principal executive offices, including zip code)

+852-3107-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NHTC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

        ☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2022 the Compensation Committee of Natural Health Trends Corp. (the “Company”) approved an amendment to the Phantom Share Agreements (each, an “Award Agreement”) under which phantom shares were granted in 2021 to some Company employees and non-employee directors pursuant to the Company’s  Phantom Equity Plan (the “Plan”). As a result, the Award Agreements with each of Chris T. Sharng, the Company’s President, Timothy S. Davidson, the Company’s Chief Financial Officer, Senior Vice President and Corporate Secretary, and the Company’s non-employee directors were amended.

Under the terms of the Award Agreements with each grantee, the Phantom Shares granted to them vest in equal increments, subject to the satisfaction of both a time-based vesting condition and a performance vesting condition. In order for the time-based vesting condition to be satisfied for each vesting period, the grantee must remain continuously employed by (or provide services to) the Company through the end of the vesting period, and in order for the performance vesting condition to be satisfied for each vesting period, the performance criteria designated by the Compensation Committee must be satisfied for the relevant performance period. The Compensation Committee determined to amend the Award Agreements to provide that the performance criteria shall be deemed satisfied for the three-month performance period relating to the upcoming September 15, 2022 vesting date. In making its determination, the Compensation Committee noted that the fact that the performance criteria were not achieved for the relevant performance period was due to extraordinary business circumstances in China that were clearly beyond the Company’s control. As a result of the amendment, and assuming each of Messrs. Sharng and Davidson satisfy the time-based vesting condition relating to the upcoming September 15, 2022 vesting date, 15,606 Phantom Shares will vest for the benefit of Mr. Sharng and 5,224 Phantom Shares will vest for the benefit of Mr. Davidson.  Under the terms of the Plan and Award Agreements, upon the vesting of Phantom Shares the grantee is entitled to receive a cash payment equal to the fair market value of an equal number of shares of the Company’s common stock upon the close of the vesting period, subject to a maximum payment value $12.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2022

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer